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                                                                    EXHIBIT 10.2

                             WESTERNBANK PUERTO RICO
                       1999 NONQUALIFIED STOCK OPTION PLAN


            Westernbank Puerto Rico, a Puerto Rico-chartered commercial bank (the "Bank") sets forth herein the terms of this 1999 Nonqualified Stock Option Plan (the "Plan") as follows:

            1.          PURPOSE; TYPES OF OPTIONS

            The Plan is intended to advance the interests of the Bank by providing eligible individuals (as designated pursuant to Section 4 below) with an opportunity to acquire or increase a proprietary interest in the Bank, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Bank and its subsidiaries, and will encourage such eligible individuals to remain in the employ or service of the Bank or one or more of its subsidiaries. Each stock option granted under the Plan (an "Option") shall constitute an option that is not a "qualifying stock option" within the meaning of Section 1046 of the Puerto Rico Internal Revenue Code of 1994, as amended, or the corresponding provision of any subsequently-enacted tax statute, as amended from time to time (the "Code") (a "Nonqualified Option").

            2.          ADMINISTRATION

                        (a) Board. The Plan shall be administered by the Board of Directors of the Bank (the "Board"), which shall have the full power and authority to take all actions and to make all determinations required or provided for under the Plan or any Option granted or Option Agreement (as defined in Section 7 below) entered into hereunder and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Board to be necessary or appropriate to the administration of the Plan or any Option granted or Option Agreement entered into hereunder. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting at which any issue relating to the Plan is properly raised for consideration or without a meeting by written consent of the Board executed in accordance with the Bank's Certificate of Incorporation and By-Laws, and with applicable law. The interpretation and construction by the Board of any provision of the Plan or of any Option granted or Option Agreement entered into hereunder shall be final and conclusive.

                        (b) Committee. The Board may from time to time appoint a Stock Option Committee (the "Committee") consisting of not less than two members of the Board. In the discretion of the Board, the Committee may be comprised of members each of whom qualifies as a "non-employee director" as defined in Rule 16b-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "Exchange Act"), in order to qualify grants under the Plan for the exemption provided by such Rule. The Board, in its sole discretion, may provide that the role of

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the Committee shall be limited to making recommendations to the Board concerning any determinations to be made and actions to be taken by the Board pursuant to or with respect to the Plan, or the Board may delegate to the Committee such powers and authorities related to the administration of the Plan, as set forth in Section 2(a) above, as the Board shall determine, consistent with the Certificate of Incorporation and By-Laws of the Bank and applicable law. The Board may remove members, add members, and fill vacancies on the Committee from time to time, all in accordance with the Bank's Certificate of Incorporation and By-Laws, and with applicable law. The majority vote of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

                        (c) No Liability. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted or Option Agreement entered into hereunder.

                        (d) Delegation to the Committee. In the event that the Plan or any Option granted or Option Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in Section 2(b) above. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final and conclusive.

            3.          STOCK

                        The stock that may be issued pursuant to Options granted under the Plan shall be shares of common stock, par value $1.00 per share, of the Bank (the "Stock"), which shares may be treasury shares or authorized but unissued shares. The number of shares of Stock that may be issued pursuant to Options granted under the Plan shall not exceed in the aggregate 4,200,000 shares, reduced by the number of shares issued pursuant to options granted under the Bank's 1999 Qualified Stock Option Plan (the "Qualified Stock Option Plan"). The foregoing number of shares is subject to adjustment as provided in Section 16 below. If any Option granted under the Plan expires, terminates, or is terminated or canceled for any reason prior to exercise in full, the shares of Stock that were subject to the unexercised portion of such Option shall be available for future Options granted under the Plan.

            4.          ELIGIBILITY

                        (a) Eligible Individuals. Options may be granted under the Plan to any employee of the Bank or any "parent" or "subsidiary corporation" (a "Subsidiary") thereof within the meaning of Section 1046(c) of the Code as the Board shall determine and designate from time to time prior to expiration or termination of the Plan.



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                        (b)  Multiple Grants.  An individual may hold more than
one Option, subject to such restrictions as are provided herein.

            5.          EFFECTIVE DATE AND TERM OF THE PLAN

                        (a) Effective Date. The effective date of the Plan shall be the date on which the Plan shall have been approved by the Board and the stockholders of the Bank, in accordance with this Section 5(a). The Plan shall be effective as of the later of (1) the date the Plan is adopted by the Board or (2) the date the Plan is approved by stockholders of the Bank in accordance with the Certificate of Incorporation and Bylaws of the Bank; provided, that such approval of stockholders must occur within one year before or after the adoption of the Plan by the Board. If the stockholders fail to approve the Plan within one year after the Plan is approved by the Board, or if the Board fails to adopt the Plan within one year after the Plan is approved by stockholders, the Plan shall be null and void and of no effect. No Options shall be granted under the Plan before it has been approved by the Board and the stockholders of the Bank, as set out in this Section 5(a).

                        (b) Term. The Plan shall terminate on the date 10 years from the effective date.

            6.          GRANT OF OPTIONS

            Subject to the terms and conditions of the Plan, the Board may, at any time and from time to time, after the effective date and prior to the date of termination of the Plan, grant to such eligible individuals as the Board may determine ("Optionees"), Options to purchase such number of shares of the Stock on such terms and conditions as the Board may determine. The date on which the Board approves the grant of an Option (or such later date as is specified by the Board) shall be considered the date on which such Option is granted.

            7.          OPTION AGREEMENTS

            All Options granted pursuant to the Plan shall be evidenced by written agreements ("Option Agreements"), to be executed by the Bank and by the Optionee, in such form or forms as the Board shall from time to time determine. Option Agreements covering Options granted from time to time or at the same time need not contain similar provisions; provided, however, that all such Option Agreements shall comply with all terms of the Plan. Any amendment or modification to an Option Agreement shall be made by a written instrument approved by the Board and executed by or on behalf of the Bank and the Optionee (or permitted transferee of the Optionee).


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            8.          OPTION PRICE

            The purchase price of each share of the Stock subject to an Option (the "Option Price") shall be fixed by the Board and stated in each Option Agreement, and shall be not less than the par value of a share of the Stock on the date the Option is granted.

            9.          TERM AND EXERCISE OF OPTIONS

                        (a) Term. Each Option granted under the Plan shall terminate and all rights to purchase shares thereunder shall cease upon the expiration of 10 years and one day from the date such Option is granted, or on such date prior thereto as may be fixed by the Board and stated in the Option Agreement relating to such Option.

                        (b) Option Period and Limitations on Exercise. Each Option shall be exercisable, in whole or in part, at any time and from time to time, over a period commencing on or after the date of grant and ending upon the expiration or termination of the Option, as the Board shall determine and set forth in the Option Agreement relating to such Option. Without limiting the foregoing, the Board, subject to the terms and conditions of the Plan, may in its sole discretion provide that an Option may not be exercised in whole or in part for any period or periods of time during which such Option is outstanding; provided, however, that any such limitation on the exercise of an Option contained in any Option Agreement may be rescinded, modified or waived by the Board, in its sole discretion, at any time and from time to time after the date of grant of such Option, so as to accelerate the time at which the Option may be exercised. Each Option shall be exercisable, in whole or in part, at any time and from time to time, over a period commencing on the date of grant and ending upon the expiration of the Option.

                        (c) Method of Exercise. An Option that is exercisable hereunder may be exercised by delivery to the Bank on any business day, at its principal office, addressed to the attention of the Committee, of written notice of exercise, which notice shall specify the number of shares with respect to which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of 100 shares or the maximum number of shares available for purchase under the Option at the time of exercise. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option shall be made (i) in cash or in cash equivalents; (ii) through the tender to the Bank of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their fair market value (determined in the manner described in Section 8 above) on the date of exercise; (iii) by delivering a written direction to the Bank that the Option be exercised pursuant to a "cashless" exercise/sale procedure (pursuant to which funds to pay for exercise of the option are delivered to the Bank by a broker upon receipt of stock



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certificates from the Bank) or a cashless exercise/loan procedure (pursuant to which the optionees would obtain a margin loan from a broker to fund the exercise) through a licensed broker acceptable to the Bank whereby the stock certificate or certificates for the shares of Stock for which the Option is exercised will be delivered to such broker as the agent for the individual exercising the Option and the broker will deliver to the Bank cash (or cash equivalents acceptable to the Bank) equal to the Option Price for the shares of Stock purchased pursuant to the exercise of the Option plus the amount (if any) of federal and other taxes that the Bank, may, in its judgment, be required to withhold with respect to the exercise of the Option; or (iv) by a combination of the methods described in (i), (ii), and (iii); provided, however, that the Board may in its discretion impose and set forth in the Option Agreement such limitations or prohibitions on the use of shares of Stock to exercise Options as it deems appropriate. Payment in full of the Option Price need not accompany the written notice of exercise if the Option is exercised pursuant to the cashless exercise/sale procedure described above. If shares of Stock that are acquired by the Optionee through exercise of an Option or an option issued under another stock option plan maintained by the Bank are surrendered in payment of the Option Price, the Stock surrendered in payment must have been (i) held by the Optionee for more than six months at the time of surrender, or (ii) acquired under an Option granted not less than six months prior to the time of surrender. Promptly after the exercise of an Option and the payment in full of the Option Price of the shares of Stock covered thereby, the individual exercising the Option shall be entitled to the issuance of a Stock certificate or certificates evidencing his ownership of such shares. An individual holding or exercising an Option shall have none of the rights of a shareholder until the shares of Stock covered thereby are fully paid and issued to him and, except as provided in
Section 16 below, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

                        (d) Restrictions on Transfer of Stock. If an Option is exercised before the date that is six months from the date of grant of the Option and a sale of the shares of Stock acquired thereby would subject the individual exercising the Option to liability under Section 16 of the Exchange Act, then the certificate or certificates representing such shares shall bear a legend restricting the transfer of the Stock covered thereby until the expiration of six months from such date, or for such other period during which such a transfer would subject such individual to such liability.

            10.         TRANSFERABILITY OF OPTIONS

            No Option shall be assignable or transferable by the Optionee to whom it is granted, other than by will or the laws of descent and distribution, except that the Optionee may transfer an Option by gift: to a member of his "Family" (as defined below) or to a trust for the exclusive benefit of the Optionee, one or more members of the Optionee's Family, or any combination of the foregoing, provided that any such transferee shall enter into a written agreement to be bound by the terms of the Plan.




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For this purpose, "Family" shall mean the spouse, siblings, lineal ancestors and descendants of the Optionee.

            11.         TERMINATION OF EMPLOYMENT OR SERVICE

                        Upon the termination of the employment or service of an Optionee with the Bank or a Subsidiary, other than by reason of the death or "permanent and total disability" (within the meaning of Section 1046(d)(3) of the Code) of such Optionee, any Option granted to an Optionee pursuant to the Plan shall terminate three months after the date of such termination of employment or service, unless earlier terminated pursuant to Section 9(a) above, and such Optionee shall have no further right to purchase shares of Stock pursuant to such Option; provided, however, that the Board may provide, by inclusion of appropriate language in any Option Agreement, that the Optionee may (subject to the general limitations on exercise set forth in Section 9(b) above), in the event of termination of employment or service of the Optionee with the Bank or a Subsidiary, exercise an Option, in whole or in part, at any time subsequent to such termination of employment or service and prior to termination of the Option pursuant to Section 9(a) above, either subject to or without regard to any installment limitation on exercise imposed pursuant to
Section 9(b) above. Whether a leave of absence or leave on military or government service shall constitute a termination of employment or service for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive. For purposes of the Plan, a termination of employment or service with the Bank or a Subsidiary shall not be deemed to occur if the Optionee is immediately thereafter employed by the Bank or any Subsidiary.

            12.         RIGHTS IN THE EVENT OF DEATH OR DISABILITY

                        (a) Death. If an Optionee dies while in the employ or service of the Bank or a Subsidiary or within the period following the termination of employment or service during which the Option is exercisable under Section 11 above or Section 12(b) below, the executors or administrators or legatees or distributees of such Optionee's estate shall have the right (subject to the general limitations on exercise set forth in Section 9(b) above), at any time within one year after the date of such Optionee's death and prior to termination of the Option pursuant to Section 9(a) above, to exercise any Option held by such Optionee at the date of such Optionee's death, whether or not such Option was exercisable immediately prior to such Optionee's death; provided, however, that the Board may provide by inclusion of appropriate language in any Option Agreement that, in the event of the death of the Optionee, the executors or administrators or legatees or distributees of such Optionee's estate may exercise an Option (subject to the general limitations on exercise set forth in Section 9(b) above), in whole or in part, at any time subsequent to such Optionee's death and prior to termination of the Option pursuant to Section 9(a) above, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 9(b) above.


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                        (b)  Disability.  If an Optionee terminates employment
or service with the Bank or a Subsidiary because the Optionee is "disabled" within the meaning of Section 1046(d)(3) of the Code (a "Disabled Optionee"), then such Disabled Optionee shall have the right (subject to the general limitations on exercise set forth in Section 9(b) above), at any time within one year after such termination of employment or service and prior to termination of the Option pursuant to Section 9(a) above, to exercise, in whole or in part, any Option held by such Disabled Optionee at the date of such termination of employment or service, whether or not such Option was exercisable immediately prior to such termination of employment or service; provided, however, that the Board may provide, by inclusion of appropriate language in any Option Agreement, that the Optionee may (subject to the general limitations on exercise set forth in Section 9(b) above), in the event of the termination of employment or service of a Disabled Optionee with the Bank or a Subsidiary, exercise an Option in whole or in part, at any time subsequent to such termination of employment or service and prior to termination of the Option pursuant to Section 9(a) above, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 9(b) above. Whether an Optionee is a Disabled Optionee for purposes of this Plan shall be determined by the Board in accordance with Section 1046(d)(3) of the Code, which determination shall be final and conclusive.

            13.         USE OF PROCEEDS

            The proceeds received by the Bank from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of the Bank.

            14.         REQUIREMENTS OF LAW

                        The Bank shall not be required to sell or issue any shares of Stock under any Option if the sale or issuance of such shares would constitute a violation by the individual exercising the Option or the Bank of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. Any determination in this connection by the Board shall be final, binding, and conclusive. The Bank shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable unless and until the shares of Stock covered by such Option are registered or are subject to an available exemption from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

            15.         AMENDMENT AND TERMINATION OF THE PLAN

                        The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Options have not been


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granted; provided, however, that no amendment by the Board shall, without approval by a majority of the votes present and entitled to vote at a duly held meeting of the shareholders of the Bank at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the amendment, or by written consent in accordance with applicable state law and the Certificate of Incorporation and By-Laws of the Bank, increase the maximum number of shares of Stock in the aggregate that may be issued pursuant to Options granted under the Plan (except as permitted under Section 16 hereof). Except as permitted under Section 16 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of the Option, alter or impair rights or obligations under any Option theretofore granted under the Plan.

            16.         EFFECT OF CHANGES IN CAPITALIZATION

                        (a) Changes in Stock. If the outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Bank by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Bank, occurring after the effective date of the Plan, the number and kinds of shares for the purchase of which Options may be granted under the Plan shall be adjusted proportionately and accordingly by the Bank. In addition, the number and kind of shares for which Options are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the holder of the Option immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share.

                        (b) Reorganization in Which the Bank Is the Surviving Bank. Subject to Subsection (c) hereof, if the Bank shall be the surviving bank in any reorganization, merger, or consolidation of the Bank with one or more other banks, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation.

                        (c) Reorganization in Which the Bank Is Not the Surviving Bank or Sale of Assets or Stock. Upon the dissolution or liquidation of the Bank, or upon a merger, consolidation, reorganization or other business combination of the Bank with


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one or more other entities in which the Bank is not the surviving entity, or upon a sale of all or substantially all of the assets of the Bank to another entity, or upon any transaction (including, without limitation, a merger or reorganization in which the Bank is the surviving corporation) approved by the Board which results in any person or entity (or persons or entities acting as a group or otherwise in concert) owning 50 percent or more of the combined voting power of all classes of stock of the Bank, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, each individual holding an Option shall have the right (subject to the general limitations on exercise set forth in Section 9(b) above and except as otherwise specifically provided in the Option Agreement relating to such Option), immediately prior to the occurrence of such termination and during such period occurring prior to such termination as the Board in its sole discretion shall determine and designate, to exercise such Option in whole or in part, whether or not such Option was otherwise exercisable at the time such termination occurs and without regard to any installment limitation on exercise imposed pursuant to Section 9(b) above. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Bank gives notice thereof to its shareholders.

                        (d) Adjustments. Adjustments under this Section 16 related to stock or securities of the Bank shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

                        (e) No Limitations on Bank. The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Bank to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

            17.         DISCLAIMER OF RIGHTS

            No provision in the Plan or in any Option granted or Option Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ or service of the Bank or any Subsidiary, or to interfere in any way with the right and authority of the Bank or any Subsidiary either to increase or decrease the compensation of any individual at any time, or to terminate


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any employment or other relationship between any individual and the Bank or any
Subsidiary.

            18.         NONEXCLUSIVITY OF THE PLAN

            Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Bank for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other qualifying compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options or stock appreciation rights otherwise than under the Plan.

                                      * * *

            This Plan was duly adopted and approved by the Board of Directors of the Bank by resolution at a meeting held on the _____ day of ________________, 1999.


                                   ------------------------------------------
                                   Secretary of the Bank


            This Plan was duly approved by the shareholders of the Bank by resolution at a meeting held on the _____ day of ________________, _____.



                                   -----------------------------------------
                                   Secretary of the Bank


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